Webb & Company, P.A.

Certified Public Accountants

January 6, 2006

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, D.C. 20549

Re: Artcraft V, Inc.

Commission File Ref. No. 000-50818

We have read the statements of Artcraft V, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated January 6, 2006 and agree with such statements as they pertain to our firm.

Regards,

/s/ Webb & Company, P.A.

Webb & Company, P.A.

1501 Corporate Drive, Suite 290 . Boynton Beach, FL 33426

Telephone: (561) 752-1721 . Fax: (561) 734-8562

www.cpawebb.com